EXHIBIT A(2)

AMENDED SCHEDULE A
SERIES AND CLASSES
As of November 28, 2016

Series	Classes

Guggenheim Alpha Opportunity Fund	A, B, C, Institutional, P, R6 and T
Guggenheim Capital Stewardship Fund	A, C, Institutional, P, R6 and T
Guggenheim Diversified Income Fund	A, C, Institutional, P, R6 and T
Guggenheim Floating Rate Strategies Fund	A, C, Institutional, P, R6 and T
Guggenheim High Yield Fund	A, B, C, Institutional, P, R6 and T
Guggenheim Investment Grade Bond Fund	A, B, C, Institutional, P, R6 and T
Guggenheim Large Cap Value Fund	A, B, C, Institutional, P, R6 and T
Guggenheim Limited Duration Fund	A, C, Institutional, P, R6 and T
Guggenheim Macro Opportunities Fund	A, C, Institutional, P, R6 and T
Guggenheim Market Neutral Real Estate Fund	A, C, Institutional, P, R6 and T
Guggenheim Mid Cap Value Fund	A, B, C, P and T
Guggenheim Mid Cap Value Institutional Fund	Institutional and R6
Guggenheim Multi-Asset Fund	A, C, Institutional, P, R6 and T
Guggenheim Municipal Income Fund	A, C, Institutional, P, R6 and T
Guggenheim Risk Managed Real Estate Fund	A, C, Institutional, P, R6 and T
Guggenheim Small Cap Value Fund	A, C, Institutional, P, R6 and T
Guggenheim StylePlus—Large Core Fund	A, B, C, Institutional, P, R6 and T
Guggenheim StylePlus—Mid Growth Fund	A, B, C, Institutional, P, R6 and T
Guggenheim Total Return Bond Fund	A, C, Institutional, P, R6 and T
Guggenheim World Equity Income Fund	A, B, C, Institutional, P, R6 and T